Exhibit 99.1

FOR IMMEDIATE RELEASE
Embecta Corp. Reports First Quarter Fiscal 2023 Financial Results

PARSIPPANY, N.J., Feb 14, 2023 (GLOBE NEWSWIRE) – Embecta Corp. (“embecta” or the "Company") (Nasdaq: EMBC), one of the largest pure-play diabetes care companies in the world, today reported financial results for the three month period ended December 31, 2022.
"We are pleased with our financial performance in the first fiscal quarter, which exceeded our initial expectations in an operating environment that remains challenging," said Devdatt (Dev) Kurdikar, Chief Executive Officer of embecta. "During fiscal year 2023, we remain focused on three key strategic priorities: strengthening our base business, separating and standing up embecta as an independent company, and investing in growth. Throughout the first quarter, we made progress on each of these objectives, as we continue setting up embecta for sustainable success. Given our performance during the first quarter, we are raising our guidance for our key financial reporting metrics."
embecta spun off from Becton, Dickinson and Company ("BD") on April 1, 2022. Financial results during the pre-spin period were     presented on the carve-out basis of accounting and do not purport to reflect what embecta’s financial results would have been had embecta operated as a standalone public company. Therefore, financial results for the three-month periods ended December 31, 2021 and December 31, 2022 are not meaningfully comparable.

First Quarter Fiscal Year 2023 Financial Highlights:
•Revenues of $275.7 million, down 4.7% on a reported basis; up 0.7% on a constant currency basis
◦U.S. revenues decreased 1.1% on both a reported and constant currency basis
◦International revenues decreased 8.7% on a reported basis, and increased 2.6% on a constant currency basis
•Gross profit and margin of $188.8 million and 68.5%, compared to $203.9 million and 70.5% in the prior year period
•Adjusted gross profit and margin of $188.9 million and 68.5%
•Operating income and margin of $88.8 million and 32.2%, compared to $116.6 million and 40.3% in the prior year period
•Adjusted operating income and margin of $101.6 million and 36.9%
•Net income and diluted earnings per share of $35.2 million and $0.61, compared to $98.8 million and $1.73 in the prior year period
•Adjusted net income and adjusted diluted earnings per share of $55.4 million and $0.96
•Adjusted EBITDA and margin of $110.2 million and 40.0%, compared to $138.3 million and 47.8% in the prior year period
•Announced a dividend of $0.15 per share
Strategic Highlights:
•Exited several transition service agreements with BD
•Commercial teams in key regions began to execute on previously announced strategic partnerships
•Held over 50 scientific and educational events reaching over 2,000 Health Care Professionals (HCPs)

•Published our inaugural Environmental, Social and Governance (ESG) Strategy report, setting the stage for how we operate our business and engage with our stakeholders
•Continued progress on the development of a type 2 closed loop insulin delivery system utilizing embecta’s proprietary patch pump, which carries Breakthrough Device Designation from the U.S. Food & Drug Administration
First Quarter Fiscal Year 2023 Results:
Revenues by geographic region are as follows:

	Three months ended December 31,
Dollars in millions			Increase/(decrease)
				As Reported	Constant Currency
	2022	2021	$	%	%
United States	$149.3	$150.9	$(1.6)	(1.1)%	(1.1)%
International	126.4	138.4	(12.0)	(8.7)	2.6
Total	$275.7	$289.3	$(13.6)	(4.7)%	0.7%
Our revenues decreased by $13.6 million, or 4.7%, to $275.7 million for the three months ended December 31, 2022 as compared to revenues of $289.3 million for the three months ended December 31, 2021. Changes in our revenues are driven by the volume of goods that we sell, the prices we negotiate with customers and changes in foreign exchange rates. Of this decrease, $15.6 million was attributable to unfavorable effects from foreign currency translation primarily due to the strengthening of the US dollar. Subsequent to the Separation Date, we contract manufacture certain products for BD that favorably impacted our revenues in the current period. Changes in price and volume period over period favorably impacted our revenues from customers primarily in our International regions. Changes in price and volume period over period unfavorably impacted our revenues from customers primarily in the U.S.
Fiscal Year 2023 Updated Financial Guidance:
For fiscal year 2023, the Company now expects:

Dollars in millions, except percentages and per share data	Current	Previous (1)
Revenues	$1,084 - $1,107	$1,050 - $1,073
As Reported (%)	(4.0%) - (2.0%)	(7.0%) - (5.0%)
Constant Currency (%)	(1.5%) - 0.5%	(2.0%) - 0.0%
F/X (%)	(2.5%) - (2.5%)	(5.0%) - (5.0%)
Contract Manufacturing	$5 - $10	$5 - $10
Adjusted Gross Margin (%)	~63.5%	~62.0%
Adjusted Operating Margin (%)	~26.5%	~25.0%
Adjusted Diluted Earnings per Share	$2.20 - $2.35	$1.75 - $2.00
Adjusted EBITDA Margin (%)	~31.5%	~30.0%

(1) Previous guidance was issued on December 20, 2022.

We are unable to present a quantitative reconciliation of our expected adjusted gross margin, expected adjusted operating margin, expected adjusted diluted earnings per share, expected adjusted EBITDA and our expected adjusted EBITDA margin as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of any one-time items. The financial impact of these one-time items is uncertain and is dependent on various factors, including timing, and could be material to our Condensed Consolidated Statements of Income.
Balance sheet, Liquidity and Other Updates
As of December 31, 2022, the Company had approximately $385.2 million in cash and cash equivalents and $1.643 billion of debt principal outstanding, and no amount drawn on its $500 million Revolving Credit Facility.
The Company’s Board of Directors declared a quarterly cash dividend of $0.15 for each issued and outstanding share of the Company’s common stock. The dividend is payable on March 13, 2023 to stockholders of record at the close of business on February 27, 2023.

First Quarter of Fiscal Year 2023 Earnings Conference Call:
Management will host a conference call at 8:00 a.m. Eastern Time (ET) on February 14, 2023 to discuss the results of the quarter, provide an update on its business, and host a question and answer session. Those who would like to participate may access the live webcast here, or access the teleconference here. The live webcast can also be accessed via the Company’s website at investors.embecta.com.
A webcast replay of the call will be available beginning at 11:00 a.m. ET on February 14, 2023, via the embecta investor relations website and archived on the website for one year.

Condensed Consolidated Statements of Income
Embecta Corp.
(Unaudited, in millions, except per share data)

	Three Months Ended December 31,
	2022	2021

Revenues	$275.7	$289.3
Cost of products sold(1)	86.9	85.4
Gross Profit	$188.8	$203.9
Operating expenses:
Selling and administrative expense	72.8	62.2
Research and development expense	16.9	16.7
Other operating expenses	10.3	8.4
Total Operating Expenses	$100.0	$87.3
Operating Income	$88.8	$116.6
Interest expense, net	(25.6)	—
Other income (expense), net	(7.1)	—
Income Before Income Taxes	$56.1	$116.6
Income tax provision	20.9	17.8
Net Income	$35.2	$98.8

Net Income per common share:
Basic	$0.62	$1.73
Diluted	$0.61	$1.73
(1) For periods prior to the separation from BD, this income statement line includes cost of products sold from related party inventory purchases. For the three month period ended December 31, 2021, cost of products sold from related party inventory purchases were $11.5 million.

Condensed Consolidated Balance Sheets
Embecta Corp.
(in millions, except share and per share data)

	December 31, 2022	September 30, 2022
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$385.2	$330.9
Trade receivables, net (net of allowance for doubtful accounts of $1.3 million as of December 31, 2022 and September 30, 2022, respectively)	19.9	22.2
Inventories:
Materials	27.8	23.4
Work in process	6.6	5.6
Finished products	109.0	93.8
Total Inventories	$143.4	$122.8
Amounts due from Becton, Dickinson and Company	123.4	110.9
Prepaid expenses and other	89.8	77.9
Total Current Assets	$761.7	$664.7
Property, Plant and Equipment, Net	314.3	301.6
Goodwill and Other Intangible Assets	24.3	24.6
Deferred Income Taxes and Other Assets	96.6	95.5
Total Assets	$1,196.9	$1,086.4
Liabilities and Equity
Current Liabilities
Accounts payable	$37.2	$41.4
Accrued expenses	156.8	104.3
Amounts due to Becton, Dickinson and Company	69.7	66.5
Salaries, wages and related items	48.6	48.5
Current debt obligations	9.5	9.5
Current finance lease liabilities	3.6	3.6
Income taxes	44.9	27.2
Total Current Liabilities	$370.3	$301.0
Deferred Income Taxes and Other Liabilities	33.3	46.1
Long-Term Debt	1,597.1	1,598.1
Non Current Finance Lease Liabilities	32.3	32.6
Commitments and Contingencies
Embecta Corp. Equity
Common stock, $0.01 par value Authorized - 250,000,000 Issued and outstanding - 57,213,757 as of December 31, 2022 and 57,055,327 as of September 30, 2022	$0.6	$0.6
Additional paid-in capital	12.7	10.0
Accumulated deficit	(550.5)	(577.1)
Accumulated other comprehensive loss	(298.9)	(324.9)
Total Equity	(836.1)	(891.4)
Total Liabilities and Equity	$1,196.9	$1,086.4

Condensed Consolidated Statements of Cash Flows
Embecta Corp.
(Unaudited, in millions)

	Three Months Ended December 31,
	2022	2021
Operating Activities
Net income	$35.2	$98.8
Adjustments to net income to derive net cash provided by operating activities:
Depreciation and amortization	7.2	8.4
Amortization of debt issuance costs	1.6	—
Stock-based compensation	5.5	4.6
Net periodic pension benefit and other postretirement costs	1.2	2.2
Deferred income taxes	1.4	—
Change in operating assets and liabilities:
Trade receivables, net	3.0	30.7
Inventories	(14.7)	(4.3)
Due from/due to Becton, Dickinson and Company	(9.5)	—
Prepaid expenses and other	(6.6)	0.9
Accounts payable, accrued expenses and other current liabilities	19.4	(2.5)
Income and other net taxes payable	18.2	—
Other assets and liabilities, net	(1.5)	—
Net Cash Provided by Operating Activities	$60.4	$138.8
Investing Activities
Capital expenditures	$(4.7)	$(4.3)
Net Cash Used for Investing Activities	$(4.7)	$(4.3)
Financing Activities
Payments on long-term debt	$(2.4)	$—
Payments related to tax withholding for stock-based compensation	(2.8)	—
Payments on finance lease	(0.9)	—
Net transfers to Becton, Dickinson and Company	—	(134.5)
Net Cash Used for Financing Activities	$(6.1)	$(134.5)
Effect of exchange rate changes on cash and cash equivalents	4.7	—
Net Change in Cash and cash equivalents	$54.3	$—
Opening Cash and cash equivalents	330.9	—
Closing Cash and cash equivalents	$385.2	$—

Schedule of non-cash Financing Activities:
Dividends payable	$8.6	$—

About Non-GAAP financial measures
In evaluating our operating performance, we supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial measures including (i) earnings before interest, taxes, depreciation, and amortization (“EBITDA”), (ii) Adjusted EBITDA and Margin, (iii) adjusted gross profit and adjusted gross profit margin, (iv) Constant Currency revenue growth, (v) Adjusted Operating Income and Margin (vi) Non-GAAP Pre-tax Income and, (vii) Adjusted Net Income and Adjusted diluted earnings per share. These non-GAAP financial measures are indicators of our performance that are not required by, or presented in accordance with, GAAP. They are presented with the intent of providing greater transparency to financial information used by us in our financial analysis and operational decision-making. We believe that these non-GAAP measures provide meaningful information to assist investors, stockholders and other readers of our consolidated financial statements in making comparisons to our historical operating results and analyzing the underlying performance of our results of operations. However, the presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these non-GAAP measures may not be comparable to other similarly titled measures of other companies. The company uses non-GAAP financial measures in its operational and financial decision making, and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful representation of the underlying operating performance of the business.

For the three month periods ended December 31, 2022 and 2021, the reconciliation of net income to EBITDA and adjusted EBITDA was as follows (unaudited, in millions)

	Three Months Ended December 31,

	2022	2021
GAAP Net Income	$35.2	$98.8
Interest expense, net	25.6	—
Income taxes	20.9	17.8
Depreciation and amortization	7.2	8.4
EBITDA	$88.9	$125.0
Stock-based compensation expense (1)	5.5	4.6
One-time stand up costs (2)	10.2	8.4
European regulatory initiative-related costs ("EU MDR") (3)	0.2	0.3
Restructuring-related costs (4)	0.4	—
Deferred jurisdiction adjustments in Other income (expense), net for taxes (5)	5.0	—
Adjusted EBITDA	$110.2	$138.3
Adjusted EBITDA Margin	40.0%	47.8%
(1)Represents stock-based compensation expense incurred during the three months ended December 31, 2022 and 2021, respectively. For the three months ended December 31, 2022, $4.6 million is recorded in Selling and administrative expense, $0.6 million is recorded in Cost of products sold, and $0.3 million is recorded in Research and development expense. For the three months ended December 31, 2021, $2.9 million is recorded in Selling and administrative expense, $1.0 million is recorded in Cost of products sold, and $0.7 million is recorded in Research and development expense.
(2)One-time stand up costs incurred during the three months ended December 31, 2022 primarily include costs to stand up the Company. Approximately $9.9 million of the one-time stand up costs are recorded in Other operating expenses and $0.3 million are recorded in Selling and administrative expense. During the three months ended December 31, 2021, $8.4 million of the one-time stand up costs are recorded in Other operating expenses.
(3)Represents costs required to develop processes and systems to comply with regulations such as the EU MDR and General Data Protection Regulation ("GDPR") which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These costs are recorded in Research and development expense. During the fourth quarter of fiscal year 2022, the Company updated its definition for adjustments to include costs associated with complying with EU MDR. This amount was not previously included as an adjustment in the prior period.
(4)Represents restructuring-related costs recorded in Other operating expenses.
(5)Represents amounts due to BD for tax liabilities incurred in deferred jurisdictions where BD is considered the primary obligor.

For the three month period ended December 31, 2022, the reconciliations of (1) GAAP Gross Profit and Gross Margin to Adjusted Gross Profit and Adjusted Gross Margin, (2) GAAP Operating Income and Operating Margin to Adjusted Operating Income and Adjusted Operating Income Margin and (3) GAAP Diluted Net Income Per Share to Adjusted Diluted Net Income Per Share are as follows (unaudited in millions, except per share amounts):

Three Months Ended December 31,

2022[1]
Gross Profit	$188.8
Gross Margin	68.5%
Amortization of intangible assets (1)	0.1
Adjusted Gross Profit	$188.9
Adjusted Gross Profit Margin	68.5%

GAAP Operating Income	$88.8
GAAP Operating Income Margin	32.2%
Amortization of intangible assets (1)	0.1
One-time stand up costs (2)	10.2
European regulatory initiative-related costs ("EU MDR") (3)	0.2
Stock-based compensation expense (4)	1.9
Restructuring-related costs (5)	0.4
Adjusted Operating Income	$101.6
Adjusted Operating Income Margin	36.9%

Income Before Income Taxes	$56.1
Adjustments:
Amortization of intangible assets (1)	0.1
One-time stand up costs (2)	10.2
EU MDR (3)	0.2
Stock-based compensation expense (4)	1.9
Restructuring-related costs (5)	0.4
Deferred jurisdiction adjustments in Other income (expense), net for taxes (6)	5.0
Total Adjustments	$17.8
Adjusted Pre-Tax Income	$73.9
Adjusted Taxes on Income	$(18.5)
Adjusted Net Income	$55.4
Adjusted Diluted Net Income per share	$0.96

GAAP and Adjusted Diluted weighted-average shares outstanding (in thousands)	57,484
(1)Amortization of intangible assets is recorded in Cost of products sold.
(2)One-time stand up costs incurred during the three months ended December 31, 2022 primarily include costs to stand up the Company. Approximately $9.9 million of the one-time stand up costs are recorded in Other operating expenses and $0.3 million are recorded in Selling and administrative expense.
(3)Represents costs required to develop processes and systems to comply with regulations such as the EU MDR and GDPR which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These costs are recorded in Research and development expense.
(4)Represents stock-based compensation expense recognized during the period associated with the incremental value of converted legacy BD share-based awards and one-time sign-on equity awards granted to certain members of the Embecta leadership team in connection with the separation from BD. Stock-compensation expense are recorded in Selling and administrative expense.
(5)Represents restructuring-related costs recorded in Other operating expenses.
(6)Represents amounts due to BD for tax liabilities incurred in deferred jurisdictions where BD is considered the primary obligor.
1 Prior to the Separation on April 1, 2022, the Company’s historical combined financial statements were prepared on a standalone basis. These results did not purport to reflect what the Company’s results of operations, comprehensive income, financial position, equity or cash flows would have been had the Company operated as a standalone public company. As such, the Company is not presenting comparable prior period results for the Non-GAAP metrics in the table above. The Company believes these metrics are not meaningful for periods prior to the Separation.

Each reporting period, we face currency exposure that arises from translating the results of our worldwide operations to the U.S. dollar at exchange rates that fluctuate from the beginning of such period. A stronger U.S. dollar, compared to the prior-year period, resulted in an unfavorable foreign currency translation impact to our revenues as compared to the prior-year period. We evaluate our results of operations on both a reported and a Constant Currency basis, which excludes the impact of fluctuations in foreign currency exchange rates by comparing results between periods as if exchange rates had remained constant period-over-period. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a Constant Currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. We calculate Constant Currency percentages by converting our current-period local currency financial results using the prior-period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a Constant Currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

For the three month period ended December 31, 2022, the reconciliation of revenue growth to Constant Currency was as follows:

	Three months ended December 31,
Dollars in millions	2022	2021	Total Change	Estimated FX Impact	Constant Currency Change
Total Revenues	$275.7	$289.3	(4.7)%	(5.4)%	0.7%

About Embecta

embecta is one of the largest pure-play diabetes care companies in the world, leveraging its nearly 100-year legacy in insulin delivery to empower people with diabetes to live their best life through innovative solutions, partnerships and the passion of more than 2,000 employees around the globe. For more information, visit embecta.com, the content of which is not a part of this press release.
Safe Harbor Statement Regarding Forward-Looking Statements
This press release contains express or implied "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding our future results from operations, performance, financial condition, goals, strategies, plans and achievements. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as "believes," "expects," "anticipates," "estimates," "plans," "intends", “pursue”, “will” or similar expressions, we are making forward-looking statements. For example, embecta is using forward-looking statements when it discusses its fiscal 2023 financial guidance and its expectations with respect to strengthening its base business, separating and standing up embecta as an independent company, and investing in growth, and its ability to obtain sustainable success. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations. In addition, important factors that could cause actual results to differ from expectations include, among others: (i) competitive factors that could adversely affect embecta’s operations, (ii) any events that adversely affect the sale or profitability of embecta’s products or the revenues delivered from sales to its customers, (iii) any failure by BD to perform of its obligations under the various separation agreements entered into in connection with the separation and distribution; (iv) increases in operating costs, including fluctuations in the cost and availability of raw materials or components used in its products, the ability to maintain favorable supplier arrangements and relationships, and the potential adverse effects of any disruption in the availability of such items; (v) changes in reimbursement practices of governments or private payers or other cost containment measures; (vi) the adverse financial impact resulting from unfavorable changes in foreign currency exchange rates, as well as regional, national and foreign economic factors, including inflation, deflation, and fluctuations in interest rates; (vii) the impact of changes in U.S. federal laws and policy that could affect fiscal and tax policies, healthcare and international trade, including import and export regulation and international trade agreements; (viii) any continuing impact of the COVID-19 pandemic or geopolitical instability, including disruptions in its operations and supply chains; (ix) new or changing laws and regulations, or changes in enforcement practices, including laws relating to healthcare, environmental protection, trade, monetary and fiscal policies, taxation and licensing and regulatory requirements for products; (x) the expected benefits of the separation from BD; (xi) risks associated with embecta’s indebtedness; (xii) the risk that embecta’s separation from BD will be more difficult or costly than expected; (xiii) risks associated with not completing strategic collaborative partnerships and acquisitions for innovative technologies, complementary product lines, and new markets; and (xiv) the other risks described in our periodic reports filed with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as further updated by our Quarterly Reports on Form 10-Q we have filed or will file hereafter. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release.

CONTACTS

Investors:
Pravesh Khandelwal
VP, Head of Investor Relations
551-264-6547
Contact IR
Media:
Christian Glazar
Sr. Director, Corporate Communications
908-821-6922
Contact Media Relations